SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2010

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware	0-16936	33-0123045

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas	76177
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

N/A
           (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2010, Entech Solar, Inc. (the "Company") and The Quercus Trust ("Quercus") entered into a Series H Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Quercus purchased 20 shares of the Company's Series H Preferred Stock par value $0.01 per share (the “Preferred Shares”) at $10,000 per share, for an aggregate purchase price of $200,000.  In addition, Quercus received a warrant to purchase 2,076,923 shares of the Company’s common stock (the “Warrant to Purchase Common Stock”) at an exercise price of $0.13 per share.

On April 30, 2010, in connection with its sale of Preferred Shares to The Quercus Trust, the Company filed a certificate of designations for the Preferred Shares (the "Certificate of Designations"). Pursuant to the Certificate of Designations, the Preferred Shares shall, with respect to dividend rights, rights upon liquidation, winding-up or dissolution, rank: (i) senior to the Company's common stock, and any other class or series of preferred stock of the Company other than the Company's Series D Preferred Stock and Series G Preferred Stock; and (ii) junior to all existing and future indebtedness of the Company. In addition, the Preferred Shares: (i) shall accrue dividends at a rate of 10% per annum, payable in Preferred Shares; (ii) shall not have voting rights; and (iii) may be redeemed at the Company's option, commencing 4 years from the issuance date at a price per share of $10,000 plus accrued but unpaid dividends (the "Series H Liquidation Value"), or, at a price per share of: (x) 127% of the Series H Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date; (y) 118% of the Series H Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date; and (z) 109% of the Series H Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

The preceding discussion is qualified in its entirety by, and is subject to, the full text of the Certificate of Designations which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein, and the Purchase Agreement and Warrant to Purchase Common Stock, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein.

Quercus is a family trust of which David Gelbaum is a trustee.  Mr. Gelbaum is the Chief Executive Officer of the Company and Chairman of its Board of Directors.  After the issuance of the shares referred to above, Quercus will beneficially own approximately 51.60% of the voting power of the Company’s outstanding securities.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

On April 30, 2010, the Company issued 100,000 shares of its common stock to Mr. Quentin T. Kelly.  The shares of common stock were issued to Mr. Kelly in connection with the settlement of certain obligations owed to Mr. Kelly under a Separation Agreement and General Release between Mr. Kelly and the Company.  The issuance of shares of our common stock and was made pursuant to Section 4(2) and/or Rule 506 of the Securities Act.

ITEM 5.02.   CHANGES IN CONTROL OF REGISTRANT.

Subsequent to its purchase of Series H Preferred Stock, as described in Item 1.01 of this Form 8-K, the disclosure of which is incorporated by reference into this Item 5.02, The Quercus Trust will beneficially own approximately 51.60% of the Company’s voting securities.  As a result of its beneficial ownership, should The Quercus Trust choose to covert or exercise all of its preferred stock or warrants into shares of the Company’s common stock, The Quercus Trust will be able to exercise control over the Company with respect to those actions requiring the approval of a majority of the stockholders of the Company.  In addition, The Quercus Trust presently has the right to elect four (4) directors to the Board of Directors of the Company.  Currently, three (3) of the Company’s four (4) directors are serving as a result of the appointment or election to the Board of Directors by The Quercus Trust.

ITEM 5.03    AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As noted in Item 1.01 above, on April 29, 2010, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series H Preferred Stock, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit Number	Description of Exhibit

4.1	Certificate of Designations of Preferences, Rights and Limitations of Series H Preferred Stock.

10.1	Series H Preferred Stock Purchase Agreement dated April 30, 2010, by and between Entech Solar, Inc. and The Quercus Trust.

10.2	Warrant to Purchase Common Stock dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Charles Michel
Chief Financial Officer

Dated: May 4, 2010

Exhibits.

Exhibit Number	Description of Exhibit

4.1	Certificate of Designations of Preferences, Rights and Limitations of Series H Preferred Stock.

10.1	Series H Preferred Stock Purchase Agreement dated April 30, 2010, by and between Entech Solar, Inc. and The Quercus Trust.

10.2	Warrant to Purchase Common Stock dated April 30, 2010.